Exhibit 99.1

Encore Capital Group Announces Preliminary Second Quarter 2018 Financial Results

SAN DIEGO, July 16, 2018 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers across a broad range of assets, today reported preliminary unaudited consolidated financial results for the second quarter ended June 30, 2018. The Company expects to release its financial results for the second quarter of 2018 on Wednesday, August 8, 2018, after the market closes.
The Company intends to host a conference call and slide presentation on August 8, 2018 at 2:00 p.m. Pacific / 5:00 p.m. Eastern time with Ashish Masih, President and Chief Executive Officer, Jonathan Clark, Executive Vice President and Chief Financial Officer, Paul Grinberg, President, International, and Bruce Thomas, Vice President, Investor Relations, presenting and discussing the reported results.
Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 2279697. A replay of the webcast will also be available shortly after the call on the Company's website.

Low and High Estimates of Key Financial Metrics for the Second Quarter of 2018:

•	Estimated Remaining Collections (ERC) of $6.9 billion to $7.1 billion.

•	Investment in receivable portfolios of $357.8 million to $360.3 million.

•	Gross collections of $493.6 million to $497.1 million.

•	Total revenues, adjusted by net allowance reversals, of $348.0 million to $350.4 million.

•	GAAP net income attributable to Encore of $25.0 million to $26.4 million.

•	GAAP net income attributable to Encore per share of $0.95 to $1.00.

•	Adjusted income attributable to Encore of $33.8 million to $35.2 million.

•	Adjusted income attributable to Encore per share (also referred to as Economic EPS) of $1.28 to $1.33.

•	Available capacity under Encore’s domestic revolving credit facility, after taking into account borrowing base and applicable debt covenants, of $243.5 million as of June 30, 2018.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. Adjusted income attributable to Encore and adjusted income attributable to Encore per share/economic EPS have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and net income per share as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers across a broad range of assets. Through its subsidiaries, Encore purchases portfolios of consumer receivables from major banks and credit unions.

Encore partners with individuals as they repay their obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, the company is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at http://www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the Company’s website or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release may contain projections or other forward-looking statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Encore and its subsidiaries and those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, our estimated remaining collections, our investment in receivable portfolios, our gross collections, or total revenues, adjusted by net allowance reversals, GAAP net income attributable to Encore, GAAP net income attributable to Encore per share, adjusted income attributable to Encore, adjusted income attributable to Encore per share, Encore’s domestic revolving credit facility available capacity, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

	As of and For the Three Months Ended June 30,
	2018		2017
	Low Estimate	High Estimate	Actual
	(in millions, except per share amounts, unaudited)
Operating Data:
Total revenues, adjusted by net allowances	$348.0	$350.4	$290.9
Net income	$25.6	$27.1	$19.1
Net income attributable to Encore	$25.0	$26.4	$20.3
Diluted earnings per share attributable to Encore(1)	$0.95	$1.00	$0.77

Balance Sheet Data:
Cash and cash equivalents	$181.7	$181.7	$146.6
Total debt	$3,530.4	$3,530.4	$2,963.9

Other Financial Data:
Estimated remaining collections	$6,897.9	$7,109.0	$6,256.2
Gross collections	$493.6	$497.1	$446.2
Purchases	$357.8	$360.3	$246.4

Non-GAAP Financial Data:
Adjusted income attributable to Encore(2)	$33.8	$35.2	$22.9
Economic EPS(3)	$1.28	$1.33	$0.88
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(1)	Based on 26.4 million weighted average diluted shares outstanding for the three months ended June 30, 2018.

(2)
Adjusted income attributable to Encore is defined as net income less non-cash interest and issuance cost amortization relating to our convertible notes, acquisition, integration and restructuring related expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations, as detailed in the table below. We have included this information because management utilizes it to assess operating performance, in order to highlight trends in our business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. While providing useful information, Adjusted income attributable to Encore should not be considered as an alternative to, or more meaningful than, net income as an indicator of our operating performance. Further, Adjusted income attributable to Encore, as presented by us, may not be comparable to similarly titled measures reported by other companies since each company may define such measures differently.

We have the following preliminary estimates for the adjustments:

	Three Months Ended June 30,
	2018	2017
	Preliminary Estimate	Actual
	(in millions, unaudited)
Convertible notes non-cash interest and issuance cost amortization	$3.1	$3.1
Acquisition, integration and restructuring related expenses	3.7	3.5
Gain on fair value adjustments to contingent consideration	(2.4)	(2.8)
Amortization of certain acquired intangible assets	2.4	0.6
Loss on derivatives in connection with the Transaction (a)	6.6	—
Income tax effect of the adjustments	(4.6)	(1.0)
Adjustments attributable to noncontrolling interests	—	(0.8)
________________________
(a) On May 8, 2018, in anticipation of the completion of Encore’s acquisition of all of the outstanding equity interests of our Cabot subsidiary not currently held by Encore (the “Transaction”), Encore entered into a foreign exchange forward contract with a notional amount of £176.0 million, which was approximately the cash consideration for the Transaction. The forward contract will settle on the earlier of the date of the close of the Transaction or August 3, 2018. Amount represents the loss on this foreign exchange forward contract and we expect that this loss will be substantially offset by a decrease in the estimated purchase price in US Dollars for the Transaction.

(3)
Defined as adjusted income attributable to Encore divided by the number of weighted average diluted shares outstanding, as adjusted for shares associated with our existing convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes, if applicable. For the three months ended June 30, 2018, there were no dilutive effect from our existing convertible notes.